EXHIBIT 32.2

I, Lauren P. Silvernail, Chief Financial Officer and Vice President, Corporate Development of ISTA Pharmaceuticals, Inc. (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 16, 2007

/s/ LAUREN P. SILVERNAIL
Lauren P. Silvernail,
Chief Financial Officer and Vice President, Corporate Development